Exhibit 99.1

Bowne & Co., Inc.
345 Hudson Street
212/886-0614
Fax: 212/924-5500

News Release

Contact:	William J. Coote Treasurer
212-886-0614
bill.coote@bowne.com

For Immediate Release

Bowne & Co. Announces 2004 Third Quarter Results

NEW YORK, October 27, 2004 – Bowne & Co., Inc. (NYSE: BNE) today announced a net loss for the third quarter ended September 30, 2004 of $6,626,000 or $0.18 per share, versus net loss of $1,505,000, or $0.04 per share, for the same period last year. For the nine months ended September 30, 2004, net income was $7,394,000, or $0.20 per diluted share, versus a net loss of $5,800,000 or $0.17 per share for the same period last year. These results include Bowne Business Solutions (BBS) as a discontinued operation which is to be sold to Williams Lea. (See press release dated October 8, 2004.)

Third quarter 2004 revenues of $194,146,000 compared to $197,015,000 in 2003. Revenues for the nine months ended September 30, 2004 were $688,567,000, up 5.7% from $651,418,000 reported a year earlier.

Several items impact the comparability of the quarter’s financial results including expenses related to the disposition of BBS, restructuring charges and the write-off of certain deferred tax assets. Excluding these items, the third quarter 2004 pro forma loss per share was $0.09 as compared to a 2003 pro forma earnings per share of $0.05. Year-to-date, the pro forma diluted earnings per share was $0.45 in 2004, as compared to 2003 pro forma earnings per share of $0.21. (See attached Pro Forma Supplemental Income Information for a reconciliation of these non-GAAP financial measures to our consolidated statements of operations).

“Financial performance in the third quarter was disappointing. These results are lower than expected for two primary reasons. Our Globalization segment was negatively impacted by the continuing weak technology sector spending and delayed product rollouts. The Financial Print business, after performing well in the first half of the year, experienced a weak quarter, with revenues at the lowest level since the fourth quarter of 2002,” said Bowne Chief Executive Officer Philip E. Kucera.

David J. Shea, Bowne President and Chief Operating Officer said, “Bowne continues to be the market leader in financial print and we are cautiously optimistic about the return of capital market activity following the upcoming presidential election. The previously announced sale of BBS to Williams Lea, for approximately $180 million in cash, is proceeding on schedule and delivers significant value for our shareholders. We expect to close the transaction in mid-November.”

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Bowne Financial Print – For the third quarter of 2004, Financial Print reported revenues of $130 million, a $6 million, or 4% decrease in revenues as compared to last year — due to a 19% decrease in transactional printing partially offset by increases in mutual fund and corporate compliance reporting revenue. Segment profit of $6.4 million decreased $7.8 million as compared to the third quarter of 2003. On a year-to-date basis, financial print revenue of $494 million was up $36 million, or 7.9%, with transactional print up $24 million, or 13.7%, over the same period last year.

Bowne Global Solutions (BGS) third quarter revenues of $55.8 million are $4.0 million higher than 2003, while segment profit of $2.7 million was relatively flat as compared to the third quarter of 2003. Year-to-date revenue of $167.9 million is $3.0 million higher as compared to 2003. Segment profit of $8.1 million in 2004 was lower by $1.1 million as compared to the same period in the prior year. While revenues are slightly ahead of the prior year, client project delays, particularly in the IT sector, led to lower than anticipated revenues. BGS is taking aggressive action to reduce costs through reorganizing the management structure, including the elimination of senior management and staff positions, and scaling back research and development spending. It also continues its efforts to diversify its customer base to reduce its dependence on the IT sector.

Bowne Business Solutions (BBS), Bowne’s document outsourcing business, which is to be sold to Williams Lea, is reflected as discontinued operations within our financial statements.

As announced on October 1, DecisionQuest, part of Bowne’s litigation services business, acquired Tri-Coastal Legal Technologies, which will expand the presence of DecisionQuest throughout the Southwestern United States.

* * *

Bowne continues to focus on cash flow and managing receivables. Days outstanding improved 8 days compared to September 2003. Cash provided by operations for the nine months ended September 30, 2004 improved $27.0 million to $7.0 million, from net cash used by operations of $20.1 million in 2003. Net debt decreased $53 million from September 2003 to $119 million. Financial Print work-in-process inventory was $15.1 million at September 30, 2004, down 3.2% from September 30, 2003.

Business Outlook

The company noted that forward-looking statements of future performance contained in the foregoing and in the following statements and certain statements made elsewhere in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including demand for and acceptance of the company’s services, new technological developments, competition and general economic or market conditions, particularly in the domestic and international capital markets.

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The following is our revised 2004 outlook, which reflects changes from our previous guidance provided in July 2004. This guidance reflects the following:

•	Gain on sale of subsidiary (BBS), scheduled to close mid-November;

•	Removal of BBS earnings for the remainder of 2004; and

•	Lower full-year guidance reflecting the actual third quarter results and our expectations for the full-year.

Reduced guidance for Financial Print reflects our expectation of continuing softness in the transactional markets. Reduced guidance for Globalization reflects our expectation of continued client project delays.

	Previous 2004		Current 2004
	Outlook		Outlook
Revenues:	$1.1 to $1.2 billion		$875 to $910 million
Financial Print	$650 to $670 million		$620 to $640 million
Outsourcing	$270 to $280 million		—
Globalization	$230 to $240 million		$220 to $230 million
Other	—		$35 to $45 million	(1)
Segment Profit:
Financial Print	$80 to $95 million		$66 to $72 million
Outsourcing	$20 to $23 million		—
Globalization	$14 to $18 million		$10 to $12 million
Corporate/Other	$(20) to $(22) million		$(15) to $(16) million	(1)
Restructuring charges	$(10) to $(12) million		$(12) million
Gain on sale of subsidiary	—		$50 to $55 million
Depreciation and amortization	$42 million		$35 million
Interest expense	$11 million		$11 million
Discontinued operations, net of tax	—		$4 million
Diluted earnings per share	$0.43 to $0.77		$0.11 to $0.22
Diluted earnings per share, including gain on sale of subsidiary	—		$0.98 to $1.19
Diluted earnings per share, pro forma	$0.63 to $0.97	(2)	—
Diluted earnings per share, adjusted pro forma	$0.60 to $0.94	(3)	$0.35 to $0.46	(4)
Diluted shares	37.4 million		37.1 million
Capital expenditures	$25 million		$23 million

(1) Includes Litigation Support Services revenue of approximately $35 to $45 million and segment profit of $4 to $5 million. These results were previously reported in the outsourcing segment.

(2) Excludes restructuring charges.

(3) Excludes document outsourcing earnings from estimated closing date through year-end.

(4) Excludes gain on the sale of subsidiary, restructuring charges, legal and settlement expenses related to the outsourcing business, the write-off of certain deferred tax assets, and the gain on sale of building.

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Bowne & Co. will hold its earnings conference call to review the third quarter 2004 results and discuss the 2004 business outlook, on Thursday, October 28, 2004, at 11 a.m. Eastern Time. To join the Webcast, log on to http://www.bowne.com. To access the call via telephone, please dial (888) 578-6632 (domestic) or (719) 955-1564 (international) and ask for the Bowne teleconference.

About Bowne & Co., Inc.

Bowne & Co., Inc., founded in 1775, is a global leader in providing high-value solutions that empower our clients’ communications.

•	Bowne Financial Print: The world’s largest financial printer and leading EDGAR filer, specializing in the creation, management, translation and distribution of regulatory and compliance documents. Within this segment, Bowne Enterprise Solutions provides digital printing and electronic delivery of personalized communications that enable companies to strengthen relationships and increase market leadership.

•	Bowne Business Solutions: A full array of business process outsourcing and litigation support services that seamlessly integrate technology and operational support.

•	Bowne Global Solutions: A broad range of language and cultural solutions that use translation, localization, technical writing and interpretation services to help companies adapt their communications or products for use in other cultures and countries around the world.

Bowne & Co. combines all of these capabilities with superior customer service, new technologies, confidentiality and integrity to manage, repurpose and distribute a client’s information to any audience, through any medium, in any language, anywhere in the world.

[Tables follow]

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Operations
(unaudited)

	For the Periods Ended September 30,
	Quarter		Year-to-Date
(in thousands, except per share information)	2004	2003	2004	2003
		(as restated)		(as restated)
Revenue	$194,146	$197,015	$688,567	$651,418
Expenses:
Cost of revenue	(129,324)	(123,683)	(433,129)	(413,267)
Selling and administrative	(60,215)	(58,746)	(199,852)	(190,151)
Depreciation	(8,092)	(9,145)	(24,580)	(27,589)
Amortization	(609)	(607)	(1,831)	(1,872)
Gain on sale of building	—	—	896	—
Restructuring, integration and asset impairment charges	(946)	(3,663)	(9,180)	(16,874)

	(199,186)	(195,844)	(667,676)	(649,753)

Operating (loss) income	(5,040)	1,171	20,891	1,665
Interest expense	(2,624)	(3,201)	(8,184)	(8,142)
Other (expense) income, net	(267)	506	847	(1,095)

(Loss) income from continuing operations before income taxes	(7,931)	(1,524)	13,554	(7,572)
Income tax benefit (expense)	893	(690)	(9,191)	731

(Loss) income from continuing operations	(7,038)	(2,214)	4,363	(6,841)
Income from discontinued operations, net of tax	412	709	3,031	1,041

Net (loss) income	$(6,626)	$(1,505)	$7,394	$(5,800)

(Loss) earnings per share from continuing operations:
Basic	$(0.19)	$(0.07)	$0.12	$(0.20)
Diluted	$(0.19)	$(0.07)	$0.12	$(0.20)
Earnings per share from discontinued operations:
Basic	$0.01	$0.03	$0.09	$0.03
Diluted	$0.01	$0.03	$0.08	$0.03
Total (loss) earnings per share:
Basic	$(0.18)	$(0.04)	$0.21	$(0.17)
Diluted	$(0.18)	$(0.04)	$0.20	$(0.17)
Average shares outstanding:
Basic	36,410	33,782	35,878	33,666
Diluted	36,930	35,568	36,865	34,947
Dividends per share	$0.055	$0.055	$0.165	$0.165

Note: In October 2004, the Company announced plans to sell its document outsourcing business to Williams Lea. The results from this business are reported as discontinued operations and the condensed consolidated statements of operations for all prior periods have been reclassified to reflect this presentation.

As restated: The 2003 third quarter and year-to-date results reflect corrections of $296 and $596 thousand, net of tax, or $0.009 and $0.017 per share, respectively, related to a reduction in other income from the CaseSoft joint venture investment due to a misinterpretation of a preferential profit allocation provision in the joint venture agreement. This restatement was included in the Company’s 2003 Annual Report on Form 10-K dated March 15, 2004.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets

	Sept. 30,	December 31,
(in thousands)	2004	2003
	(unaudited)
Assets
Cash and marketable securities	$17,965	$17,087
Accounts receivable, net	173,100	167,168
Inventories	19,777	19,764
Prepaid expenses and other current assets	36,435	33,220
Assets held for sale	37,462	33,150

Total current assets	284,739	270,389

Property, plant and equipment, net	113,845	126,826
Goodwill and other intangibles, net	190,469	193,969
Other assets	24,523	27,960
Assets held for sale, non current	103,539	106,898

Total assets	$717,115	$726,042

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$684	$770
Accounts payable and accrued liabilities	134,593	$153,317
Liabilities held for sale	19,458	25,457

Total current liabilities	154,735	179,544

Long-term debt	136,338	139,828
Deferred compensation and other	49,369	54,053
Liabilities held for sale, non current	3,907	3,882
Stockholders’ equity	372,766	348,735

Total liabilities and stockholders’ equity	$717,115	$726,042

Note: In October 2004, the Company announced plans to sell its document outsourcing business to Williams Lea. The assets and liabilities from this business are reported as held for sale and the condensed balance sheet for the prior period has been reclassified to reflect this presentation.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended Sept 30,
(in thousands)	2004	2003
		(as restated)
Cash flows from operating activities:
Income (loss) from continuing operations	$4,363	$(6,841)
Depreciation and amortization	26,411	29,461
Asset impairment charges	201	1,065
Gain on sale of building	(896)	—
Changes in other assets and liabilities, net of non-cash transactions	(23,091)	(43,823)

Net cash provided by (used in) operating activities	6,988	(20,138)

Cash flows from investing activities:
Purchase of property, plant and equipment	(17,770)	(16,996)
Proceeds from the sale of building	6,731	—
Other	122	1,006

Net cash used in investing activities	(10,917)	(15,990)

Cash flows from financing activities:
Proceeds from borrowings	128,334	261,106
Payment of debt	(131,619)	(220,865)
Proceeds from stock options exercised	18,503	3,173
Payment of dividends	(5,762)	(5,551)

Net cash provided by financing activities	9,456	37,863

Net cash used in discontinued operations	(4,665)	(18,142)

Net increase (decrease) in cash and cash equivalents	$862	$(16,407)
Cash and Cash Equivalents—beginning of period	17,010	32,881

Cash and Cash Equivalents—end of period	$17,872	$16,474

Note: In October 2004, the Company announced plans to sell its document outsourcing business to Williams Lea. The net cash flows from this business are reported as net cash used in discontinued operations and the condensed consolidated statement of cash flows for the prior period has been reclassified to reflect this presentation.

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information
(unaudited)

Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which the primary financial measures are segment profit and segment profit less depreciation expense. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses, plus the Company’s equity share of income (losses) associated with the CaseSoft joint venture investment. Segment performance is evaluated exclusive of interest, income taxes, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, gain on sale of building, other expenses and other income. Therefore, this information is presented in order to reconcile to income (loss) from continuing operations before income taxes. The Corporate/Other category includes (i) results for the litigation support services business, (ii) corporate expenses for shared administrative, legal, finance and other support services which are not directly attributable to the operating segments, (iii) restructuring, integration and asset impairment charges, and (iv) other expenses and income.

In October 2004, the Company announced plans to sell its document outsourcing business to Williams Lea. The results from this business are not included in the segment results presented below. The results for the litigation support services business which historically has been presented in the outsourcing segment are now included in the Corporate/Other category. Segment information for the prior periods has been reclassified to reflect this presentation.

	For the Periods Ended September 30,
	Quarter		Year-to-Date
(in thousands)	2004	2003	2004	2003
		(as restated)		(as restated)
Revenues:
Financial Printing	$129,991	$136,058	$494,015	$458,043
Globalization	55,793	51,810	167,878	164,975
Other	8,362	9,147	26,674	28,400

	$194,146	$197,015	$688,567	$651,418

Segment profit:
Financial Printing	6,428	14,265	62,270	47,612
Globalization	2,666	2,878	8,075	9,185
Corporate/Other	(5,700)	(5,714)	(22,196)	(26,766)

	3,394	11,429	48,149	30,031

Depreciation expense:
Financial Printing	6,166	6,817	18,473	20,775
Globalization	1,379	1,721	4,269	5,026
Corporate/Other	547	607	1,838	1,788

	8,092	9,145	24,580	27,589

Segment profit less depreciation:
Financial Printing	262	7,448	43,797	26,837
Globalization	1,287	1,157	3,806	4,159
Corporate/Other	(6,247)	(6,321)	(24,034)	(28,554)

	(4,698)	2,284	23,569	2,442

Amortization	(609)	(607)	(1,831)	(1,872)
Interest	(2,624)	(3,201)	(8,184)	(8,142)

(Loss) income from continuing operations before income taxes	$(7,931)	$(1,524)	$13,554	$(7,572)

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA SUPPLEMENTAL INCOME INFORMATION
Reconciliation to Consolidated Statements of Operations
(unaudited)

Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges, legal and settlement expenses related to the outsourcing business, write-offs of deferred tax assets related to net operating losses of the globalization segment which will not be realized, the gain on sale of building and investments, and one-time financing costs. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Periods Ended September 30,
	Quarter		Year-to-Date
(in thousands, except per share information)	2004	2003	2004	2003
		(as restated)		(as restated)
Net (loss) income	$(6,626)	$(1,505)	$7,394	$(5,800)
Add back:
Restructuring, integration and asset impairment charges, net of pro forma tax effect (1)	581	3,283	6,996	12,941
Legal and settlement expenses related to outsourcing business, net of pro forma tax (2)	1,231	—	1,231	—
Write-off of deferred tax assets (3)	1,573	—	1,573	—
Gain on sale of building, net of pro forma tax effect (4)	—	—	(551)	—
Gain on disposition of assets, net of pro forma tax effect (5)	—	(429)	—	(429)
One-time financing cost expenses, net of pro forma tax (6)	—	484	—	484

Net earnings, pro forma	$(3,241)	$1,833	$16,643	$7,196

(Loss) earnings per share:
Basic	$(0.18)	$(0.04)	$0.21	$(0.17)

Diluted	$(0.18)	$(0.04)	$0.20	$(0.17)

(Loss) earnings per share—pro forma:
Basic	$(0.09)	$0.05	$0.46	$0.21

Diluted	$(0.09)	$0.05	$0.45	$0.21

Weighted average shares outstanding:
Basic	36,410	33,782	35,878	33,666
Diluted	36,930	35,568	36,865	34,947

(1)	In 2004, restructuring, integration and asset impairment charges of $1.0 million for the quarter and $10.1 million year-to-date are net of tax benefits of $0.4 and $3.2 million, respectively. In 2003, the restructuring, integration and asset impairment charges of $4.2 million for the quarter and $19.0 million year-to-date, are net of tax benefits of $0.9 million and $6.1 million, respectively.

(2)	In 2004, represents legal and settlement expenses of $2.0 million, net of taxes of $0.8 million

(3)	In 2004, represents the write-off of deferred tax assets for $1.6 million related to BGS European operations.

(4)	In 2004, represents the gain on sale of building of $0.9 million, net of taxes of $0.3 million.

(5)	In 2003, represents the gain on the disposition of long-term investments of $0.7 million, net of taxes of $0.3 million.

(6)	In 2003, expenses related to the prepayment and amendment of the Company’s Revolving Credit Facility and certain Private Placement notes of $0.8 million are net of a tax benefit of $0.3 million.

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